Exhibit 10.5

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made as of March 30, 2023 (“Effective Date”), by and between Bed Bath & Beyond Inc., a New York corporation (the “Company”), and HBC Investments LLC (the “Holder”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Preferred Stock Warrant (as defined below).

RECITALS

WHEREAS, pursuant to (i) the Company’s Registration Statement on Form S-3ASR (File number 333-267173) (the “Registration Statement”) and (ii) that certain Underwriting Agreement, dated as of February 7, 2023 (the “Subscription Date”), by and among the Company and B. Riley Securities, Inc. (the “Underwriter”), as amended from time to time (the “Underwriting Agreement”, and such public offering, the “Offering”), the Company issued to the Underwriter, Series A Convertible Preferred Stock (the “Preferred Shares”), a warrant to purchase shares of common stock, par value $01 per share, of the Company (the “Common Stock Warrants”) and a warrant to purchase Series A Convertible Preferred Stock of the Company (“Series A Preferred Stock”), which was thereafter acquired by the Holder and certificated as No. PW-001 (the “Preferred Stock Warrant”).

WHEREAS, as of the date hereof, the Holder holds (i) certain shares of Series A Preferred Stock either acquired from the Underwriter in the Offering and/or upon exercise of the Preferred Stock Warrant prior to the date hereof (collectively, the “Holder Preferred Shares”) and the Preferred Stock Warrant exercisable into an additional 70,004 shares of Series A Preferred Stock (the “Holder Warrant”)

WHEREAS, subject to the terms and conditions set forth herein, the Company and the Holder desire to cancel and retire the Preferred Stock Warrant in exchange for (i) such aggregate number of shares of common stock, par value $0.01 per share of the Company (the “Common Stock”) as set forth on the signature page of the Holder attached hereto (the “Exchange Shares”) and a right to receive, subject to the terms and conditions set forth herein, from time to time (such right of the Holder “Right”), such aggregate number of additional shares of Common Stock as set forth on the signature page of the Holder attached hereto (the “Rights Shares”, and together with the Exchange Shares, the “Underlying Shares”), in each case, in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the promises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

1. EXCHANGE.

On the date hereof, subject to the terms and conditions of this Agreement, the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the 1933 Act, exchange the Holder Warrant for the Exchange Shares and the Rights. On the date hereof, the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1 Upon delivery of irrevocable instructions to the transfer agent of the Company to issue to Holder the Exchange Shares in accordance with Section 1.2 and the creation of the Rights hereunder (the “Delivery Time”), all of the Holder’s rights under the Holder Warrant shall be extinguished.

1.2 On the date hereof, the Company shall credit the Exchange Shares to the Holder or its designee’s balance account with the Depository Trust Company (“DTC”) in accordance with the DTC instructions set forth on the signature page of the Holder attached hereto (or otherwise delivered by the Holder in writing to the Company on or prior to the date hereof). On the date hereof, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Exchange Shares and the Rights, irrespective of the date such Exchange Shares are credited to the Holder’s or its designee’s balance account with DTC in accordance herewith.

1.3 The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

1.4 As soon as commercially practicable following the date hereof, the Holder shall deliver the certificate evidencing the Holder Warrant to the Company (or a lost warrant affidavit, in form and substance satisfactory to the Company with respect thereto). Notwithstanding the foregoing, as of the Delivery Time, the Holder Preferred Warrant shall be deemed cancelled regardless as to date the certificate evidencing the Holder Preferred Warrant is delivered to the Company.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

The Company hereby represents and warrants as of the date hereof to, and covenants with, the Holder as follows:

2.1 Organization and Standing. The Company is validly existing as a corporation in good standing under the laws of New York, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in each jurisdiction in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries (the “Subsidiaries”), if any, individually or taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into (or entered into) in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under this Agreement.

2.2 Authorization; Corporate Power. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) equitable principles generally, including any specific performance), and the Company has the requisite corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder and thereunder, and the authorization (or reservation for issuance), the Exchange, and the issuance of the Exchange Shares, the Rights and, upon exercise of the Rights, the Rights Shares (collectively, the “Securities”) have been taken on or prior to the date hereof.

2.3 Valid Issuance and Delivery of Securities. The Exchange Shares and Rights Shares when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Rights when issued in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued. The Exchange Shares and, upon exercise of the Rights, the Rights Shares are freely tradeable and shall not be required to bear any Securities Act or other restrictive legend. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue unrestricted Exchange Shares and Rights Shares, if any, that are freely tradable on the principal Eligible Market on which the Common Stock then trades without restriction and shall not be required to bear, and shall not bear, any Securities Act or other restrictive legend. The offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

2.4 Consents. No consent, waiver, approval or authorization of or designation, declaration or filing with any Person (as defined below) on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Exchange Shares or the Rights or the issuance or the reservation for issuance of the Rights Shares or the consummation of any other transaction contemplated by this Agreement, except for such consent as have been obtained by the Company. For purposes of this Agreement, (i) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof; and (ii) “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

2.5 No Default or Violation. The execution and delivery of the Agreement and the Exchange by the Company will not (i) result in a breach of or a default under any of the terms or provisions of (A) the Company’s certificate of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound or (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets except in the case of clauses (i)(B) or (ii) for any such breaches, defaults or violations which would not have a Material Adverse Effect. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and the Company has not received written notice of any such violation.

2.6 Offering; No Consideration. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company represents and warrants that neither it nor any Person acting on its behalf, has directly or indirectly paid or given any commission or other remuneration for soliciting the transactions contemplated by this Agreement. The offer, exchange and issuance, as applicable, of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

2.7 Absence of Litigation. Except as set forth in the reports, schedules, forms, statements and other documents required to be filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock, any securities of the Company or any of the Company’s officers or directors in their capacities as such, which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

2.8 No Group, Underwriter, Agent, Broker or Dealer. The Company acknowledges that, to the Company’s knowledge, the Holder is acting independently in connection with this Agreement and the Exchange, and is not acting as part of a “group” as such term is defined under Section 13(d) of the Securities Act and the rules and regulations promulgated thereunder. The Company acknowledges that the Holder acquired Series A Preferred Stock and the Preferred Stock Warrant from the Underwriter and the Holder has not, directly or indirectly, acted as an underwriter, agent, broker or dealer of the Company or any of its Subsidiaries and, in connection with the Exchange and any subsequent sale of the Securities is not acting, directly or indirectly, as an underwriter, agent, broker or dealer of the Company or any of its Subsidiaries.

2.9 Validity; Enforcement. This Agreement have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

2.10 Disclosure of Agreement. On or before 9:30 a.m., New York City time, on March 30, 2023, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”), disclosing all material terms of the Exchange and any other material, nonpublic information provided to the Holder from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, including by attaching the form of this Agreement as an exhibit thereto. From and after the time the 8-K Filing has been filed with the SEC (the “Cleansing Time”), the Holder shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that has not been publicly disclosed. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the Cleansing Time without the express written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder after the Cleansing Time without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the Cleansing Time, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

2.11 Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

2.12 No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the Securities Act.

2.13 Listing. The Company shall promptly secure the listing of the Underlying Shares upon The Nasdaq Stock Market (subject to official notice of issuance). The Company shall maintain the Common Stock’s authorization for quotation on The Nasdaq Stock Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from The Nasdaq Stock Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 2.14.

2.14 Outstanding Shares; Reservation of Shares. As of the date hereof, the Company has 428,119,580 shares of Common Stock issued and outstanding. So long as any of the Holder Preferred Shares or Rights remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, or treasury shares available for reissuance, no less than the 100% of the maximum number of shares of Common Stock issuable upon conversion of all the Holder Preferred Shares then outstanding (assuming for purposes hereof that (x) the Holder Preferred Shares are convertible at the Floor Price (as defined in the Certificate of Amendment) then in effect, and (y) any such conversion shall not take into account any limitations on the conversion of the Holder Preferred Shares set forth in the Certificate of Amendment), (collectively, the “Required Reserve Amount”); provided that, for the avoidance of doubt, and notwithstanding anything in the Certificate of Amendment to the contrary, the Holder and the Company hereby acknowledge and agree that (i) at no time shall the number of shares of Common Stock reserved pursuant to this Section 2.14 or the Certificate of Amendment for the benefit of the Holder (or issuable upon conversion of the Holder Preferred Shares, in the aggregate, without regard to any limitations on conversion with respect thereto) exceed 139,930,168 shares (the “Common Stock Issuance Limit”) of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) or (ii) be reduced other than proportionally in connection with any conversion and/or redemption, as applicable of Holder Preferred Shares. If at any time the number of shares of Common Stock authorized and reserved for issuance, or treasury shares of Common Stock available for reissuance, is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company’s obligations pursuant to the Required Reserve Amount, in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount. Notwithstanding the foregoing, any Holder may allocate its allocation of the Required Reserve Amount to any other of the Securities held by the Holder (or any of its designees) by delivery of a written notice to the Company. Notwithstanding anything to the contrary in this Agreement or the Certificate of Amendment, in no event will the Holder (or any transferee of any Holder Preferred Shares) be entitled to receive upon the conversion of the Preferred Stock, any shares of Common Stock in an amount exceeding the Common Stock Issuance Limit and the issuance of such shares of Common Stock in an amount equal to the Common Stock Issuance Limit shall extinguish all rights of the Holder (and/or any such transferee, as applicable) pursuant to the Certificate of Amendment and, thereafter, the Holder (and/or any such transferee, as applicable) shall deliver any certificate evidencing such Holder Preferred Shares to the Company for cancellation without requiring the payment of any additional consideration with respect thereto.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDER.

The Holder represents and warrants to and covenants with the Company that:

3.1 Valid Existence; Good Standing. Holder is validly existing and in good standing under the laws of the jurisdiction of its organization.

3.2 Authority; Authorization. The Holder has full right, power, authority and capacity to enter into this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by the Holder, this Agreement shall constitute a valid and binding obligation of the Holder, enforceable in accordance with its terms (except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by equitable principles generally, including any specific performance).

3.3 Title. The Holder owns and holds the entire right, title and interest in and to, and is the record and beneficial owner of, the Holder Warrant and the Holder owns the Holder Warrant free and clear of all Liens. The Holder has the full power and authority to vote, transfer and dispose of the Holder Warrant free and clear of any right or Liens. There is no restriction affecting the ability of the Holder to transfer the legal and beneficial title and ownership of the Holder Warrant to the Company and, as of the Delivery Time, the Company will acquire legal and valid title to the Holder Warrant, free and clear of all Liens. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any of the Holder Warrant.

3.4 Securities Act Exemption. The Holder understands that the transaction contemplated hereby is intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act. The Holder understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for the exemption under Section 3(a)(9) of the Securities Act as well as qualifying for exemptions under applicable state securities laws.

3.5 Non-Affiliate. The Holder is not an Affiliate (as defined below) of the Company and has not been an Affiliate during the three months prior to the date hereof. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

3.6 Information. The Holder has, in connection with its decision to acquire the Securities, relied with respect to the Company and its affairs solely upon the Company’s filings with the SEC and the representations and warranties of the Company contained herein.

3.7 Advisors. The Holder understands that nothing in this Agreement or any other materials presented to the Holder in connection with the exchange of the Holder Warrants and execution and acquisition of the Securities constitutes legal, tax or investment advice. The Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Securities. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4. RIGHTS TO ISSUE SHARES.

4.1 General. In the Exchange, the Company shall issue the Holder the Rights to receive the Rights Shares, which Rights shall have such terms and conditions as set forth in this Section 4. The Company and the Holder hereby agree that no additional consideration is payable in connection with the issuance of the Rights or the exercise of the Rights.

4.2 Exercise of Right of Issuance of Shares. Subject to the terms hereof, the exercise of the Rights may be made, in whole or in part, at any time or times on or after the Company shall have either (x) completed a reverse stock split or (y) increased the authorized shares of Common Stock of the Company (the “Trigger Date”) by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed PDF copy of the Notice of Issuance Form annexed hereto as Exhibit A (each, a “Notice of Issuance”, and the corresponding date thereof, the “Exercise Date”). Partial exercises of the Rights resulting in issuances of a portion of the total number of Rights Shares available thereunder shall have the effect of lowering the outstanding number of Rights Shares purchasable thereunder in an amount equal to the applicable number of Rights Shares issued. The Holder and the Company shall maintain records showing the number of Rights Shares issued and the date of such issuances. The Company shall deliver any objection to any Notice of Issuance Form within one (1) Trading Day of receipt of such notice. The Holder acknowledges and agrees that, by reason of the provisions of this paragraph, following each exercise of the Rights issued hereunder and the issuance of a portion of the Rights Shares pursuant thereto, the number of Rights Shares available for issuance pursuant to the Rights issued hereunder at any given time may be less than the amount stated in the recitals hereof.

4.3 Delivery of Rights Shares. The Rights Shares issued hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit/Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system (unless requested by the Holder to be delivered by physical delivery to the address specified by the Holder in the Notice of Issuance) by the date that is one (1) Trading Day after the delivery to the Company of the Notice of Issuance (such date, the “Share Delivery Deadline”). The Rights Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares for all purposes, as of the date the Rights have been exercised.

4.4 Charges, Taxes and Expenses. Issuance of Rights Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Issuance.

4.5 Authorized Shares. The Company covenants that, from and after the Trigger Date, as long as any Rights remain outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of all of the Rights Shares issuable hereunder upon the exercise of the Rights (without regard to any limitations on exercise set forth in Section 4.8 below). The Company further covenants that its issuance of the Rights shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Rights Shares upon the due exercise of the Rights. The Company will take all such reasonable action as may be necessary to assure that such Rights Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed. The Company covenants that all Rights Shares which may be issued upon the exercise of the Rights represented by this Agreement, the Rights, will, upon exercise of the Rights be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, Liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

4.6 Impairment. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Agreement against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Rights Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Rights Shares upon the exercise of the Rights and (iii) use reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Agreement.

4.7 Authorizations. Before taking any action which would result in an adjustment in the number of Rights Shares for which the Rights provides for, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

4.8 Limitations on Exercise. The Company shall not effect the exercise of any Rights, and the Holder shall not have the right to exercise any portion of any Rights pursuant to the terms and conditions of this Agreement and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties (as defined below) collectively would beneficially own in excess of 9.99% (the “Beneficial Ownership Limitation”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of the Rights issued hereunder with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of the Rights beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4.8. For purposes of this Section 4.8 beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of the Rights without exceeding the Beneficial Ownership Limitation, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Notice of Issuance from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Issuance would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 4.8, to exceed the Beneficial Ownership Limitation, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Notice of Issuance. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Rights, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of the Rights results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Rights that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of the Rights hereunder in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise any Rights pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4.8 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4.8 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of Rights. For the purpose of this Agreement: (x) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Beneficial Ownership Limitation, (y) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder and (z) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

4.9 Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of the Rights, pursuant to the terms hereof.

4.10 Stock Dividends and Splits. If the Company on or after the Trigger Date, while the Rights exist: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the number of Rights Shares issuable upon exercise of the Rights shall be proportionately adjusted. Any adjustment made pursuant to this Section 4.10 shall become effective immediately upon the record date for the determination of stockholders entitled to receive such dividend or distribution (provided that if the declaration of such dividend or distribution is rescinded or otherwise cancelled, then such adjustment shall be reversed upon notice to the Holder of the termination of such proposed declaration or distribution as to any unexercised portion of the Rights at the time of such rescission or cancellation) and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

4.11 Compensation for Buy-In on Failure to Timely Deliver Rights Shares. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, either (x) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, to issue and deliver to the Holder (or its designee) a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or, (y) if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of a Right (a “Delivery Failure”), then, in addition to all other remedies available to such Holder, (X) the Company shall pay in cash to the Holder on each day after the Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 1% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Deadline and to which the Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Deadline, and (Y) the Holder, upon written notice to the Company, may void its Notice of Issuance with respect to, and retain or have returned, as the case may be, all, or any portion, of such Rights that has not been exercised pursuant to such Notice of Issuance; provided that the voiding of a Notice of Issuance shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 4.11 or otherwise. In addition to the foregoing, if a Delivery Failure occurs and if on or after such Share Delivery Deadline the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within one (1) Business Day after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of Rights hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of Rights hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price (as defined below) of the Common Stock on any Trading Day during the period commencing on the date of the applicable Notice of Issuance and ending on the date of such issuance and payment under this clause (II). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of the Rights as required pursuant to the terms hereof. “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last bid price or last trade price, respectively, of such security prior to 6:00:00 p.m., New York time, as reported by Bloomberg, L.P., or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, L.P., or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, L.P., or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, L.P., the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

4.12 Subsequent Rights Offerings. Except with respect to any adjustments pursuant to Section 4.10 above, if at any time the Company grants, issues or sells any Convertible Securities, Options or rights to purchase stock, warrants, securities or other property pro rata to the record Holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of the Rights (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record Holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

4.13 Fundamental Transaction. If, at any time while the Rights remain outstanding, a Fundamental Transaction occurs, then, upon any subsequent exercise of the Rights, the Holder shall have the right to receive, for each Rights Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 4.8 on the exercise of the Rights), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a Holder of one share of Common Stock. Upon the occurrence of any such Fundamental Transaction, the successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Agreement referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Agreement with the same effect as if such Successor Entity had been named as the Company herein.

4.14 No Rights as Stockholder Until Exercise. Each Right does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof.

4.15 Transferability. Subject to compliance with any applicable securities laws, the Rights and all rights hereunder are transferable to any affiliate of the Holder or any other Person under common control with the Holder, as applicable, in whole or in part, upon written assignment substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer of this Agreement delivered to the principal office of the Company or its designated agent. Upon such assignment and, if required, such payment, the Company shall enter into a new agreement with the assignee or assignees, as applicable, and this Agreement shall promptly be cancelled. Any Rights, if properly assigned in accordance herewith, may be exercised by a new holder for the issue of Rights Shares without having a new agreement executed.

5. PARTICIPATION RIGHTS

Until the second anniversary of the date hereof, neither the Company nor any of its Subsidiaries (as defined below) shall, directly or indirectly, effect any Subsequent Placement (as defined below) unless the Company shall have first complied with this Section 5.

5.1 At least five (5) Trading Days (as defined in the Certificate of Amendment) prior to any proposed or intended Subsequent Placement, the Company shall deliver to the Holder a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Holder is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing the Holder that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of the Holder within three (3) Trading Days after the Company’s delivery to the Holder of such Pre-Notice and only upon a written request by the Holder, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to the Holder an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (as defined below) (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with the Holder in accordance with the terms of the Offer no less than 30% of the Offered Securities.

5.2 To accept an Offer, in whole or in part, the Holder must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after the Holder’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of the Offered Securities that the Holder elects to purchase (the “Notice of Acceptance”). Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Holder a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after the Holder’s receipt of such new Offer Notice.

5.3 The Company shall have five (5) Business Days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Holder (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Placement Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (II) the termination of such Subsequent Placement Agreement, which shall be filed with the Securities and Exchange Commission (the “SEC”) on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

5.4 In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 5.3 above), then the Holder may, at its sole option and in its sole discretion, withdraw its Notice of Acceptance or reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Holder elected to purchase pursuant to Section 5.3 above multiplied by a fraction, (A) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the Holder pursuant to this Section 7 prior to such reduction) and (B) the denominator of which shall be the original amount of the Offered Securities. In the event that the Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Holder in accordance with Section 5.1 above.

5.5 Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Holder shall acquire from the Company, and the Company shall issue to the Holder, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 5.4 above if the Holder has so elected, upon the terms and conditions specified in the Offer. The purchase by the Holder of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Holder of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Holder and its counsel.

5.6 Any Offered Securities not acquired by the Holder or other Persons in accordance with this Section 7 may not be issued, sold or exchanged until they are again offered to the Holder under the procedures specified in this Agreement.

5.7 The Company and the Holder agree that if the Holder elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby the Holder shall be required to agree to any disproportionate restrictions on trading as to any securities of the Company then held (as measured on the basis of each investor’s ownership, if any, of any securities of the Company) or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

5.8 Notwithstanding anything to the contrary in this Section 7 and unless otherwise agreed to by the Holder, the Company shall either confirm in writing to the Holder that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that the Holder will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Offer Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Holder, such transaction shall be deemed to have been abandoned and the Holder shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide the Holder with another Offer Notice and the Holder will again have the right of participation set forth in this Section 5. The Company shall not be permitted to deliver more than one such Offer Notice to the Holder in any ten (10) day period, except as expressly contemplated by the last sentence of Section 5.2.

5.9 The restrictions contained in this Section 7 shall not apply in connection with the issuance of any Excluded Securities (as defined below). For the avoidance of doubt, the Holder may transfer its rights in this Section 7 to any of the Holder’s affiliates (and/or allocate any allocations of Offered Securities granted to the Holder (or any of its affiliates) pursuant to this Section 7) at any time by delivering written notice to the Company with respect thereto.

5.10 For the purpose of this Agreement:

(i) “Approved Stock Plan” means (i) any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and options, warrants and other rights to purchase Common Stock may be issued to any employee, officer or director or consultants or advisors for services provided to the Company in their capacity as such or (ii) any inducement grant issued by the Company to a new director, officer, or employee as permitted by the listing rules of The Nasdaq Stock Market.

(ii) “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any equity security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(iii) “Excluded Securities” means (A) options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued or to be issued after the date of this Agreement to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to the Approved Stock Plan; (B) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than pursuant to an Approved Stock Plan that are covered by clause (A) above) issued prior to the date hereof, ); (C) the shares of Common Stock issuable upon conversion of the Preferred Shares and Common Stock Warrants issued in the Offering, (D) the Securities and (E) shares of Common Stock issued pursuant to an at-the-market offering (or other committed equity agreement with sales of Common Stock) with a bone-fide broker-dealer; (F) shares of Common Stock or Convertible Securities issued pursuant to a firm commitment underwritten offering; (G) any equity securities issued pursuant to any equipment leasing, real property leasing or loan arrangement, or debt financing or refinancing, in each case, from a bank or similar financial or lending institution approved by the Board of Directors and (I) any securities or shares of Common Stock issued or issuable, as applicable, in connection with any bona fide strategic or commercial arrangements, acquisitions, mergers, business combinations, licensing arrangements, joint ventures, marketing or distribution arrangements or strategic partnerships, provided, that in the case of a securities issuance, (x) the primary purpose of such issuance is not to raise capital as reasonably determined by the Board of Directors, and (y) the purchaser or acquirer or recipient of the securities in such issuance solely consists of either (I) the actual participants in such strategic or commercial arrangements, acquisitions, mergers, business combinations, licensing arrangements, joint ventures, marketing or distribution arrangements or strategic partnerships, (II) the stockholders, partners, employees, consultants, officers, directors or members of the foregoing Persons, or (IV) any Person that provided services to the Company in connection with such transaction.

(iv) “Subsequent Placement” means the issuance, offer, sale, grant of any option or right to purchase, or otherwise dispose of (or announcement any issuance, offer, sale, grant of any option or right to purchase or other disposition of) for capital raising purposes any equity security or any equity-linked security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act)), any Convertible Securities (as defined below), any preferred stock or any purchase rights for equity or equity-linked securities.

6. NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

If to the Company:

Bed Bath & Beyond Inc.

650 Liberty Avenue

Union, New Jersey 07083

Telephone: (908) 688-0888

Attention: Sue Gove, Chief Executive Officer

E-Mail: Sue.Gove@bedbath.com

With a copy (for informational purposes only) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Telephone: 212-446-4800-

Attention: Christian Nagler, P.C.

E-Mail: christian.nagler@kirkland.com

If to the Investor

Hudson Bay Master Fund Ltd

c/o Hudson Bay Capital Management LP

28 Havemeyer Place

Greenwich, CT 06830

Attn: Direct Investments Team

E-mail: investments@hudsonbaycapital.com

with a copy (for informational purposes only) to:

Kelley Drye & Warren LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

Telephone: (212) 808-7540

Attention: Michael A. Adelstein, Esq.

E-mail: madelstein@kelleydrye.com

7. MISCELLANEOUS.

7.1 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

7.2 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

7.5 Fees and Expenses. The Company shall reimburse the Holder for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, a non-accountable amount of $15,000 (the “Holder Counsel Expense”). The Holder Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated. Except as otherwise set forth above, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

7.6 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

7.7 Entire Agreement; Amendments. This Agreement and other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

7.8 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[signature pages follow]

IN WITNESS WHEREOF, Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

BED BATH & BEYOND INC.

By:	/s/ Sue Gove
Name: Sue Gove
Title: Chief Executive Officer

IN WITNESS WHEREOF, Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

HOLDER:

HBC INVESTMENTS LLC

By:	/s/ Richard Allison
Name: Richard Allison
Title: Authorized Signatory*
*Authorized Signatory Hudson Bay Capital Management LP not individually, but solely as Investment Advisor to HBC Investments LLC.

Exchange Shares: 10,000,000
Rights Shares issuable upon exercise of Rights (without regard to any limitations on exercise): 5,000,000

DWAC INSTRUCTIONS:

Broker Name and DTC Number:

Account Number at DTC Participant
(if applicable):

EXHIBIT A

NOTICE OF ISSUANCE

The undersigned holder hereby exercises the rights (the “Rights”) to receive _________________ of the shares of Common Stock (the “Rights Shares”) of Bed Bath & Beyond, Inc., a New York corporation (the “Company”), established pursuant to that certain Exchange Agreement, dated March __, 2023, by and between the Company and the investors signatory thereto (the “Exchange Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Exchange Agreement.

The Company shall deliver to Holder, or its designee or agent as specified below, __________ Rights Shares in accordance with the terms of the Rights. Delivery shall be made to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _________________ __,____________

_____________________________________
Name of Registered Holder

By:
Name:
Title:

Tax ID:__________________________________

Facsimile:________________________________

E-mail Address:___________________________